Exhibit 99.1

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

C-Chip Completes $4.5 Million Private Placement

MONTREAL - (BUSINESS WIRE) - February 16, 2005 - C-Chip Technologies Corporation (OTCBB: CCHI) (Frankfurt: CCP-WKN: 255471) is pleased to announce that it has concluded a private placement with institutional and other accredited investors in excess of $4.5 million. The Company issued Series A Senior Secured Convertible Debentures and Series E & F Warrants (the "Series A Transaction") to the group of investors. Midtown Partners & Co., LLC acted as the lead Placement Agent in this transaction.

Stephane Solis, President & CEO of C-Chip stated: "We are pleased to have completed this financing with such high quality investors. This new capital provides us with the opportunity to achieve significant growth, in part because of our aggressive acquisition strategy that we have recently put in place early in 2005 which was initiated with the purchase of Markus 360, an asset management solution used to control and monitor moving inventory, but also because of our dedicated and creative management team".

Stephane Solis, President & CEO of C-Chip added: " Our growth model is simple; in the Risk Management industry, consolidation through an aggressive acquisition policy presents an excellent growth opportunity There are substantial hedging opportunities in buying privately-held companies in the security industry, as there is a clear discrepancy between the value assigned to publicly traded companies in that sector and what they can be purchased for on a private basis. In seeking to maximize shareholder value, we intend to make the most of this discrepancy".

Contacts:

Stephane Solis, President & CEO	Bruce Jordan
C-Chip Technologies Corporation	Midtown Partners & Co., LLC
514-337-2447	561-859-3673
ssolis@c-chip.com	bjordan@midtownpartners.com

About C-Chip Technologies Corporation

C-Chip Technologies Corporation operates in the risk management industry. On the technology side, we are positioned in an emerging and rapidly growing industry that is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control, manage and monitor remote assets at low costs. Through a wholly-owned subsidiary, Canadian Security Agency (2004) Inc., we also provide corporations and institutions security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises. The Company's goal is to be recognized as a leading provider of security services, credit and asset management solutions used by corporations, financial institutions, insurance companies, car rental companies and urban fleet managers in the field of risk management.

C-Chip Technologies Corporation

About the C-ChipTM Technology

The C-ChipTM technology is wireless, web-based set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-ChipTM technology offer significant opportunities within the security industry, particularly as anti-theft, credit and asset management solutions. Detailed information on the technology and its applications is available on our web site at www.c-chip.com

ABOUT MIDTOWN PARTNERS & CO., LLC

Originally founded in May 2000, Midtown Partners & Co., LLC is an investment bank focused on private placement investment banking opportunities. The Investment Banking Group at Midtown Partners & Co., LLC was founded on the premise that client relationships and industry focus are keys to the success of emerging growth companies. Such companies require investment banking services from a firm with a unique understanding of the marketplace and the nature of smaller transactions. Additional information can be found at www.midtownpartners.com .

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.